EXHIBIT 10.148
CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
No. RAM Re BSGCX — 2006
EFFECTIVE JANUARY 1, 2006
between
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(with and on behalf of THE FIRST LIBERTY INSURANCE CORPORATION)
West Des Moines, Iowa
LIBERTY MUTUAL FIRE INSURANCE COMPANY
Boston, Massachusetts
LM INSURANCE CORPORATION
West Des Moines, Iowa
LIBERTY INSURANCE CORPORATION
South Burlington, Vermont
(for business classified as Business Solutions Group, only)
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(herinafter referred to as the “Subscribing Reinsurer”)
Agreement No. RAM Re BSGCX — 2006
CAS06BSG01

CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT NO. RAM Re BSGCX — 2006

ARTICLE	CONTENTS	PAGE
	PREAMBLE	1
I	BUSINESS COVERED	1
II	EFFECTIVE DATE AND TERMINATION	2
III	TERRITORY	3
IV	LIMIT AND RETENTION	3
V	WARRANTIES	4
VI	ULTIMATE NET LOSS	4
VII	LOSS IN EXCESS OF POLICY LIMITS	5
VIII	EXTRA CONTRACTUAL OBLIGATIONS	5
IX	EXCLUSIONS	6
X	SPECIAL ACCEPTANCES	10
XI	LOSS OCCURRENCE	10
XII	REINSURANCE PREMIUM	12
XIII	REPORTS AND REMITTANCES	12
XIV	LOSS ADJUSTMENTS AND SETTLEMENTS	13
XV	SALVAGE AND SUBROGATION	13
XVI	FEDERAL TERRORISM EXCESS RECOVERY CLAUSE	14
XVII	ACCESS TO RECORDS	14
XVIII	DIVIDENDS AND TAXES	15
XIX	FEDERAL EXCISE TAX	16
XX	GOVERNING LAW	16
XXI	CURRENCY	16
XXII	OFFSET	16
XXIII	ERRORS OR OMISSIONS	16
XXIV	INSOLVENCY	17
XXV	MEDIATION	17
XXVI	ARBITRATION	18
XXVII	SPECIAL CONDITIONS	20
XXVIII	THIRD PARTIES	22
XXIX	UNAUTHORIZED REINSURENCE	22
XXX	SERVICE OF SUIT	23
XXXI	CONFIDENTIALITY CLAUSE	24
XXXII	AMENDMENTS	25
XXXIII	SEVERABILITY	25
XXXIV	INTEREST PENALTY	25
XXXV	ASSIGNMENT	26
XXXVI	ENTIRE AGREEMENT	26
ATTACHMENTS:
EXHIBIT A — FIRST EXCESS OF LOSS
EXHIBIT B — SECOND EXCESS OF LOSS
EXHIBIT C — THIRD EXCESS OF LOSS
APPENDIX A — DEFINITION OF PROFIT CENTER
APPENDIX B — FORTUNE’S GLOBAL 500 LIST
APPENDIX C — PHARMACEUTICAL/MEDICAL RISKS INSOLVENCY FUNDS EXCLUSION CLAUSE
Agreement No. RAM Re BSGCX — 2006

NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — U.S.A.
NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — CANADA.
NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4.
Agreement No. RAM Re BSGCX — 2006

CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
No. RAM Re BSGCX — 2006
(hereinafter referred to as the “Agreement”)
between
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(with and on behalf of THE FIRST LIBERTY INSURANCE CORPORATION
West Des Moines, Iowa
LIBERTY MUTUAL FIRE INSURANCE COMPANY
Wausau, Wisconsin
LM INSURANCE CORPORATION
West Des Moines, Iowa
LIBERTY INSURANCE CORPORATION
South Burlington, Vermont
LIBERTY COUNTY MUTUAL INSURANCE COMPANY
Irving, Texas
for business classified as Business Solutions Group, only)
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Subscribing Reinsurer”)
ARTICLE I — BUSINESS COVERED
A.	The Subscribing Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company’s Ultimate Net Loss paid or to be paid by the Company as a result of losses occurring or claims made during the term of the Agreement for Policies in force as of January 1, 2006, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B.	This Agreement is solely between the Company and the Subscribing Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Subscribing Reinsurer in favor of any person or entity not a party hereto.

C.	The term “Policies” shall mean each of the Company’s binders, policies and contracts of insurance or reinsurance on business classified by the Company as the Business Solutions Group Profit Center, only, as shown in Appendix A.

D.	Under this Agreement, the indemnity for reinsured loss applies only to the following Annual Statement Lines of Business and Classes of Insurance written by the Company as respects the Company’s Underwriting Line Guide:

NAIC
CODE:	LINES OF BUSINESS:

03	Farmowners (Section II only)

Agreement No. RAM Re BSGCX — 2006	1.

NAIC
CODE:	LINES OF BUSINESS:

04	Homeowners (Section II only)
05.2	Commercial Multiple Peril (Section II only)
16	Workers Compensation
17	Other Liability
18	Products Liability
19.1, 19.2	Private Passenger Automobile Liability
19.3, 19.4	Commercial Automobile Liability
21	Automobile Physical Damage (Auto Physical Damage Collision, only)
Coverage is provided, as respects the Company’s Underwriting Line Guide as follows:
1.	Automobile Liability includes; Bodily Injury Liability, Property Damage Liability, Medical Payments, Uninsured Motorists, Underinsured Motorists, No-Fault Coverage and Auto Physical Damage Collision.

2.	Other Liability including Professional Liability; Bodily Injury Liability, Property Damage Liability, Personal and Advertising Injury Liability and Medical Payments Coverage when written as part of a Commercial or Personal Package Policy or on a monoline basis. However, Advertising Injury Liability shall only apply to this Agreement when written as part of a Commercial Package Policy or a Commercial General Liability Coverage Form.

3.	Workers Compensation and Employers Liability.

4.	Personal and Commercial Umbrella Liability.

5.	Clash of multiple policies involved in the same occurrence.
ARTICLE II — EFFECTIVE DATE AND TERMINATION
A.	This Agreement shall become effective at 12:01 a.m., Local Standard Time, with respect to Policies in force at 12:01 a.m., Local Standard Time, January 1, 2006, and new and renewal Policies becoming effective on or after said date. This Agreement may be terminated at the close of any calendar year by either party giving to the other 90 days prior written notice by certified mail of its intention to do so.
B.	This Agreement shall apply to loss occurrence and claims made Policies in accordance with the following provisions:
1.	As respects Policies written on an occurrence basis:

This Agreement shall apply with respect to losses occurring on or after the inception date of this Agreement.

2.	As respects Policies written on a claims made basis:

This Agreement shall apply to claims made Policies as respects claims received and recorded by the Company or the insured, whichever comes first, at and after the effective date of this Agreement, provided that each such Policy includes a specific retroactive date and the occurrence which results in each such claim takes place on or after such retroactive date, and provided further that such retroactive date is on or after the inception date of the first of one or more consecutive claims made policies issued by the Company or another insurer(s) to the named insured.

Agreement No. RAM Re BSGCX — 2006	2.

C.	In the event of termination of this Agreement, the Company shall have the option of continuing or terminating the liability in force at the date of termination as set forth below. The Company may exercise such option provided written notice of the Company’s election is given by certified mail to the Subscribing Reinsurer prior to the date of termination. If the Company does not choose to exercise its option prior to the date of termination, such option shall revert to the Subscribing Reinsurer.
1.a.	As respects Policies written on an occurrence basis:

Upon termination of this Agreement, all Policies covered hereunder and in force at the date of termination of this Agreement shall continue until their natural expiry, cancellation or next anniversary of such business, whichever first occurs; but in no case shall this reinsurance be extended for longer than one year, plus odd time, after the termination date.

1.b.	As respects Policies written on a claims made basis:

Upon termination of this Agreement, the Subscribing Reinsurer shall continue to be liable for claims received or recorded by the Company or by the insured with respect to Policies in force at the date of termination for the full original policy period until the natural expiry, cancellation or next anniversary of such policies, not to exceed one year, whichever comes first. However, if the Company has provided an Extended Reporting Period within one year after the date of termination on policies in force at the date of termination or if the Extended Reporting Period is in force at the date of termination, the Subscribing Reinsurer shall continue to be liable for such extended reporting period.

2.a.	As respects Policies written on an occurrence basis:

Upon termination of this Agreement, the Subscribing Reinsurer shall be liable for losses occurring prior to the date of termination; however, the Subscribing Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.

2.b.	As respects Policies written on a claims made basis:

Upon termination of this Agreement, the Subscribing Reinsurer shall not be liable for claims received or recorded by the Company or insured after the effective date of termination unless such claim is received and recorded by the Company or the insured during an Extended Reporting Endorsement Period in force at the date of termination.
ARTICLE III — TERRITORY
The territorial limits of this Agreement shall be identical with those of the Company’s Policies.
ARTICLE IV — LIMIT AND RETENTION
A.	The limits and retentions provided under this Agreement are as set forth in Exhibits A, B and C attached hereto and made a part of this Agreement.

B.	The Company’s retention and the Subscribing Reinsurer’s limit of liability for each Loss Occurrence, set forth in Section I of Exhibits A, B and C attached hereto and made part of this Agreement, shall apply irrespective of the number of Policies affected or number of hazards in one policy and regardless of the number of Lines of Business involved.

C.	In the event both a Property and Casualty loss are involved in the same Loss Occurrence, it is understood that the Company shall retain for its own account only the first $2,000,000 of the combined Property and Casualty Ultimate Net Loss, provided only one Property risk may be combined in the same Loss Occurrence. Such loss and the Company’s retention thereon shall be

Agreement No. RAM Re BSGCX — 2006	3.

apportioned to each Property and Casualty loss in the same proportion that the Company’s Ultimate Net Loss for each such Property and Casualty loss bears to the Company’s combined Ultimate Net Loss from both losses. The Subscribing Reinsurer shall reimburse the Company for the difference between the Company’s Ultimate Net Loss under each Property and Casualty loss and the Company’s pro rated retention on each Property and Casualty loss.

D.	Reinsurance of the Company’s retention, set forth in each Exhibit, shall not be deducted in arriving at the Company’s Ultimate Net Loss herein.
ARTICLE V — WARRANTIES
Notwithstanding any other provision of this Agreement, Subscribing Reinsurer’s liability under this Agreement shall be limited to a maximum of:
1.	$5,000,000 Maximum Any One Life for Worker’s Compensation;

2.	$10,000,000 aggregate coverage for mold in the states of California, Florida and Texas.

3.	Maximum Umbrella limit $10,000,000 per Loss Occurrence.

4.	Maximum Employers Liability limit $2,000,000 per Loss Occurrence.
ARTICLE VI — ULTIMATE NET LOSS
The term “Ultimate Net Loss” as used in this Agreement shall mean: (1) all amounts paid or due and payable by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, or payment of claims or judgments arising from each and every loss, and/or Loss Occurrence for which the Company is or may be found liable under the Policies, less salvages and subrogation recoveries and amounts recovered or recoverable under pooling agreements or other reinsurances, whether collectible, or not “Ultimate Net Loss” includes, but is not limited to, the following paid or payable amounts: loss adjustment expenses, defense costs, court costs, supersedeas and appeal bond costs, Post or Prejudgment Interest and Delayed Damages, Attorneys Fees and Expenses, Claim-Specific Declaratory Judgment Expenses, a pro rata share of salaries and expenses of the Company’s field employees according to the time occupied in adjusting, defending, and settling such loss, and expenses of all of the Company’s officers and employees incurred in connection with the loss; (except that salaries of officers and employees engaged in general management and located in the home office of the Company and any office expense of the Company shall not be included), and all other costs of investigation or litigation, (2) Extra Contractual Obligations (as defined in the Extra Contractual Obligations Article, and (3) loss in excess of original Policy limits (as described in the Loss in Excess of Original Policy Limits Article).
“Claim-Specific Declaratory Judgment Expenses” shall be defined as fees and expenses incurred in actions brought to determine whether the Company has a defense and/or indemnification obligation for individual claims presented against Policies covered under this Agreement. Any Claim-Specific Declaratory Judgment Expense shall be deemed to have been fully incurred on the same date as the insured’s original loss (if any) giving rise to the action, unless otherwise provided for within this Agreement.
The term “Attorneys’ Fees and Expenses” as used above, means the fees and expenses of attorneys, including the fees and expenses of the Company’s in-house attorneys providing legal advice on coverage questions and/or defending the Company in coverage litigation, and fees and expenses of staff counsel in the defense of policyholder claims. Such Attorneys’ Fees and Expenses for in-house attorneys and staff counsel shall be calculated at the rate for such attorneys plus the expenses incurred by such attorneys, but excluding office expenses of the Company and salaries and expenses of its other employees.

Agreement No. RAM Re BSGCX — 2006	4.

“Post or Prejudgment Interest or Delayed Damages” shall mean interest or damages added to a settlement, verdict, award, or judgment based on the period of time prior to or after the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.
Nothing in this Article shall be construed to mean that losses under this Agreement are not recoverable until the Company’s Ultimate Net Loss has been ascertained. In the event a verdict or judgment is reduced by an appeal or a settlement subsequent to the entry of the judgment, thereby resulting in an ultimate saving on such verdict or judgment, or in the event a judgment is reversed outright, the loss adjustment expense incurred in securing such final reduction or reversal shall be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment shall be added to the Ultimate Net Loss. In the event there is no reduction or reversal of a verdict or judgment, the loss adjustment expense incurred in attempting to secure such reduction or reversal shall be added to the Ultimate Net Loss.
ARTICLE VII — LOSS IN EXCESS OF POLICY LIMITS
This Agreement shall protect the Company within the limits hereof, for 90% of any Loss in excess of the Company’s original Policy limit where Loss in excess of the limit has been incurred because of a failure by the Company or by a third-party claims administrator to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim.
However, the above paragraph shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a Corporate Officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
With regard to excess of Policy limits, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy. The date on which any Loss in excess of the Company’s original Policy limit is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence, accident, casualty, disaster, loss occurrence or loss, as selected by the Company.
ARTICLE VIII — EXTRA CONTRACTUAL OBLIGATIONS
This Agreement shall protect the Company within the limits hereof for 90% of Extra Contractual Obligations. “Extra Contractual Obligations” are defined as those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company or by a third party claims administrator to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim.
The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence, loss occurrence, accident, casualty, disaster, or loss, as selected by the Company.
However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

Agreement No. RAM Re BSGCX — 2006	5.

ARTICLE IX — EXCLUSIONS
THIS AGREEMENT DOES NOT COVER:
A.	THE FOLLOWING GENERAL CATEGORIES
1.	Ex-gratia payments.

2.	Loss or damage caused directly or indirectly by: (a) enemy attack by armed forces including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) intervention; (g) civil war; and (h) usurped power.

3.	Reinsurance assumed by the Company, except intercompany reinsurance.

4.	Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments; provided this exclusion shall not apply to Automobile or Workers Compensation assigned risks which may be currently or subsequently covered hereunder.

5.	Pollution Liability as per the Company’s original Policies and endorsements except when a judicial entity invalidates the Company’s exclusion or in any jurisdiction whose regulatory authorities have prohibited the exclusion.

6.	Insolvency Funds as per the attached Insolvency Funds Exclusion Clause.

7.	Global Fortune 500 Risks as per the attached Appendix B.

8.	Pharmaceutical/Medical Risks per the attached Appendix C.

9.	Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:
a.	Nuclear Incident Exclusion Clause — Liability — Reinsurance — U.S.A.

b.	Nuclear Incident Exclusion Clause — Liability — Reinsurance — Canada.

c.	Nuclear incident Exclusion Clause — Reinsurance — No. 4.
10.	Risks with umbrella coverage in excess of $200,000,000.

11.	Any actual or alleged liability whatsoever for any claim or claims in respect of loss or losses directly or indirectly arising out of, resulting from or in consequence of, or in any way involving asbestos, or any materials containing asbestos in whatever form or quantity.

12.	Business classified as multi-state business written on behalf of other Profit Centers as defined in Appendix A — Definition of Profit Center.
B.	THE FOLLOWING INSURANCE COVERAGES
1.	Fiduciary Liability.

2.	Surety and Credit insurance.

Agreement No. RAM Re BSGCX — 2006	6.

3.	Fidelity Bonds.

4.	Credit and Financial Guarantee.

5.	Securities and Exchange Liability.

6.	Malpractice insurance, Directors and Officers Liability insurance or any form of Errors and Omissions or Professional Liability insurance, except as provided for under the Company’s Underwriting Guidelines.

7.	Advertisers’, Broadcasters’ and Telecasters’ Liability as respects Personal Injury Liability except as provided for under the Company’s Underwriting Guidelines.

8.	Kidnap, Extortion and Ransom Liability.

9.	Protection and Indemnity (Ocean Marine) except for hulls under 50 feet.

10.	Entertainment Business, defined as Feature Film and Major Motion Picture Studios, Commercial Negative Film Coverages, Cast Coverage, Completion Bond and Television Productions.

11.	Asbestos liability to the extent excluded in the Company’s original policies and endorsements except when a judicial entity invalidates the Company’s exclusion or in any jurisdiction whose regulatory authorities have prohibited the exclusion.
C.	THE FOLLOWING RISKS AS RESPECTS AUTOMOBILE LIABILITY AND AUTOMOBILE COLLISION
1.	Autos as used in or being prepared for, any professional or organized racing or demolition contest or stunting activity except as provided for under ISO’s Business Auto and Garage Policy.

2.	All vehicles classified as “Public Automobiles” except school buses, church buses, social service agency automobiles, van pools, vehicles used for the transportation of employees and courtesy vans and buses.

3.	All rental operations. An exception for rental vehicles shall apply as respects auto dealerships when customer’s vehicle is being serviced.

4.	Vehicles regularly used to haul property of others and operating beyond a 500 mile radius.

5.	Newspaper delivery trucks except in non-metropolitan locations with a population of less than 50,000.

6.	Vehicles engaged in the transportation or distribution of fireworks, fuses, explosives, ammunitions, natural or artificial fuel gas, or liquefied petroleum gases or gasoline, except when written as incidental coverage, as defined in the Company’s Underwriting Guidelines. This exclusion shall not apply to vehicles engaged in the transportation of natural or artificial fuel gas or liquified petroleum gases or gasoline when operations are within a 500 mile radius.
D.	THE FOLLOWING AS RESPECTS LIABILITY OTHER THAN AUTOMOBILE
1.	Liability as respects Products and Completed Operations:
a.	The manufacture, importation, labeling or re-labeling of:

Agreement No. RAM Re BSGCX — 2006	7.

(i)	Drugs or Pharmaceuticals.

(ii)	Cosmetics.

(iii)	Herbicides, insecticides or pesticides, except as respects risks involved in a farming operation.
b.	The manufacture or importing of motorized or self-propelled vehicles and equipment.

c.	The manufacture, sale, distribution, handling, servicing or maintenance of aircraft, aerospacecraft, missiles, satellites or any component or components thereof.
2.	All railway operations except Railroad Protective Liability coverage as respects jobs which do not involve track work or service disruptions.

3.	Amusement parks, carnivals or circuses, except county or country fairs.

4.	Public assembly exposure in excess of 5,000 except for schools and colleges.

5.	Gas or electric companies.

6.	Subaqueous operations.

7.	Mining.

8.	Demolition of buildings or structures in excess of three stories or 50 feet in height.

9.	Shoring, underpinning or moving of buildings or structures.

10.	Manufacture, sale, rental, lease or repair of scaffolds.

11.	Construction of bridges over 50 feet, and tunnels or dams.
12.	a.	Manufacturers or importers of fireworks, fuses, or any substance, as defined and noted below, intended for use as an explosive.
b.	Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.

c.	Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.

d.	Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.
NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

13.	Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel gas, butane, propane or liquefied petroleum gases or gasoline, except when written as incidental coverage, as defined in the Company’s Underwriting Guidelines, or when operations are within a 500 mile radius.

14.	Onshore and offshore gas and oil drilling operations.

15.	Ownership, maintenance or use of any aircraft, including fueling, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit.

Agreement No. RAM Re BSGCX — 2006	8.

16.	Municipalities except for those with a population less than 25,000.
E.	THE FOLLOWING RISKS AS RESPECTS WORKERS COMPENSATION AND EMPLOYERS LIABILITY
1.	Operations under the jurisdiction of the U.S. Longshoremen’s and Harbor Workers’ Act, the Jones Act and the Maritime Employers Liability Act except when written as incidental coverages as defined in the Company’s Underwriting Guidelines.

2.	Operation of docks or wharves, other than small marinas or pleasure docks.

3.	The manufacturing, mining, refining, processing, distribution, installation, removal or encapsulment of asbestos.

4.	Risks involving known exposure to asbestos.

5.	All railway operations except sidetrack agreements.

6.	Amusement parks, carnivals or circuses, except county or country fairs.

7.	Subaqueous operations.

8.	Mining.

9.	Demolition of buildings or structures in excess of three stories or 50 feet in height.

10.	Shoring, underpinning or moving of buildings or structures.

11.	Manufacture, sale, rental, lease, erection or repair of scaffolds.

12.	Construction of bridges over 50 feet, and tunnels or dams.
13.	a.	Manufacturers or importers of fireworks, fuses, or any substance, as defined and noted below, intended for use as an explosive.
b.	Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.

c.	Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.

d.	Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.
NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

14.	Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel gas, butane, propane or liquefied petroleum gases or gasoline, except when written as incidental coverages as defined in the Company’s Underwriting Guidelines.

15.	Onshore and offshore gas and oil drilling operations.

Agreement No. RAM Re BSGCX — 2006	9.

16.	Ownership, maintenance or use of any airport or aircraft, including fueling, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit except as respects corporate owned aircraft up to four passengers.

17.	Municipalities, except for those with a population less than 25,000.
F.	THE FOLLOWING RISKS AS RESPECTS TERRORISM

Terrorism losses arising from Airports, Bridges, Government Buildings, Nuclear Facilities, Office Buildings over 25 stories, Security Services, Stadiums and Tunnels, Nuclear, Biological and Chemical exposures, Explosive Manufacturing risks, Fertilizer mixing plants, Railroads, Amusement/Theme parks with greater than 5,000 person capacity, Distribution and manufacturing of weapons/munitions.

G.	The Company and the Subscribing Reinsurer have agreed on the Company’s Underwriting Guidelines, as respects policies covered under this Agreement. The Company shall advise the Subscribing Reinsurer of any change in such Underwriting Guidelines.

H.	In the event the Company is inadvertently bound on any risk which is excluded under this Agreement, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 45 days thereafter or for the period required by statutes, and shall then cease unless within such period, the Company has received from the Subscribing Reinsurer written notice of its approval of such risk.
ARTICLE X — SPECIAL ACCEPTANCES
A.	Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to each Subscribing Reinsurer identified on the attached Interests and Liabilities Agreement for special acceptance hereunder. Upon receipt of approval from all Subscribing Reinsurers, such acceptance shall bind each Subscribing Reinsurer for its respective share in the interests and liabilities of said risk. A Subscribing Reinsurer’s failure to respond within 2 full business days shall be deemed approval of a risk submitted for special acceptance.

B.	When a risk is specially accepted, such risk shall be covered under the terms and conditions of this Agreement, except as such terms shall be modified by such acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes of this Agreement. Once a risk has been accepted under the provisions of this Article, it will automatically be included at renewal unless there have been material changes to the risk, in which case the risk will be resubmitted.
ARTICLE XI — LOSS OCCURRENCE
The provisions under this Article are set forth in the following Parts I, II and III:
Part I — As respects Policies written on an occurrence basis:
The term “Loss Occurrence” shall mean any accident or occurrence or series of accidents or occurrences arising out of any one event and happening within the term and scope of this Agreement. Without limiting the generality of the foregoing, the term “Loss Occurrence” shall be held to include:
A.	As respects Products Bodily Injury and Products Property Damage Liability, injuries to all persons and all damage to property of others occurring during a Policy Period and proceeding from or

Agreement No. RAM Re BSGCX — 2006	10.

traceable to the same causative agency shall be deemed to arise out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencing date of the Policy Period. For the purpose of this provision, each annual period of a Policy which continues in force for more than one year shall be deemed to be a separate Policy Period.

B.	As respects Bodily Injury Liability (other than Automobile and Products), said term shall also be understood to mean, as regards each original assured, injuries to one or more than one person resulting from infection, contagion, poisoning, or contamination proceeding from or traceable to the same causative agency.

C.	As respects Property Damage Liability (other than Automobile and Products), said term shall also, subject to Provisions 1. and 2. below, be understood to mean loss or losses caused by a series of operations, events, or occurrences arising out of operations at one specific site and which cannot be attributed to any single one of such operations, events or occurrences, but rather to the cumulative effect of the same. In assessing each and every Loss Occurrence within the foregoing definition, it is understood and agreed that:
1.	the series of operations, events or occurrences shall not extend over a period longer than 12 consecutive months; and

2.	the Company may elect the date on which the period of not exceeding 12 consecutive months shall be deemed to have commenced.
In the event that the series of operations, events or occurrences extend over a period longer than 12 consecutive months, then each consecutive period of 12 months, the first of which commences on the date elected under 2. above, shall form the basis of claim under this Agreement.

D.	As respects those Policies of the Company which provide aggregate limits of liability, the total of all individual losses occurring during any one policy year which proceed from or are traceable to the same causative agency.

E.	As respects an occupational or other disease or cumulative injury under Workers Compensation and Employers Liability, each case of an employee contracting any disease for which the Company may be liable shall be considered a separate and distinct occurrence and the date of each occurrence shall be deemed to be as follows:
1.	If the case is compensable under the Workers Compensation Law or any Occupational Disease Compensation Act, the date of the beginning of the disability for which compensation is payable;

2.	If the case is not compensable under the Workers Compensation Law or any Occupational Disease Compensation Act, the date of the disability due to said disease actually began;

3.	Where claim is made after employment has ceased, then the date of the cessation of employment shall be deemed to be the date of disability;

4.	Notwithstanding the foregoing, in the incidence of a sudden catastrophic event not exceeding 24 hours in duration including traumatic injury or death, all losses to all employers shall be deemed an occurrence.
Part II — As respects Policies written on a claims made basis:
A.	The term “Loss Occurrence” shall mean each claim or series of claims made to the Company, or the insured, during the term of this Agreement arising out of one casualty or event.

Agreement No. RAM Re BSGCX — 2006	11.

B.	As respects a Loss Occurrence involving one or more Policies written on a claims made basis, the date of Loss Occurrence for purposes of reinsurance, shall be considered the earliest date when notice of claims is first received and recorded by the Company or the insured, whichever comes first, and any related claims reported subsequent to such date shall be included in such loss. However, if notice of claims is first received and recorded by the Company or the insured during an Extended Reporting Period, the date of occurrence shall be deemed to be the last day of the policy period.
Part III — As respects loss occurrence and claims-made Policies involved in the same Loss Occurrence:
In the event a Loss Occurrence involving one or more Policies written on an occurrence basis and one or more Policies written on a claims-made basis, it is understood that the earliest date on which bodily injury or property damage occurs, and any related claims reported subsequent to such date shall be included in such loss whether they are covered under occurrence or claims-made Policies.
ARTICLE XII — REINSURANCE PREMIUM
The rates set forth in Section 4 of the attached Exhibits A, B and C, shall be applied to the Company’s Subject Earned Premium for all classes of Business Covered hereunder, as stated in Paragraph D. of Article I — Business Covered, however the Company’s Subject Earned Premium shall not include Multi-State Business.
A.	The term “Earned Premium” as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on a monthly pro rata basis.
B.	The term “Net Premiums Written” shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Subscribing Reinsurer.
C.	The term “Subject Earned Premium” shall mean the Company’s Earned Premium times the rates noted below.

ASLOB	Percentage
052 — CMPL (Includes BOP @35%)	100%
016 — Workers Compensation	100%
017 — Commercial Umbrella	100%
D.	The following percentages of the Company’s indivisible premium shall be allocated to the business covered under this Agreement: 35% — Businessowners.
ARTICLE XIII — REPORTS AND REMITTANCES
A.	The Company shall furnish the Subscribing Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

Agreement No. RAM Re BSGCX — 2006	12.

B.	Quarterly Deposit Premiums equal to 1/4 of the 100% of Annual Deposit Premium will be remitted on January 15, May 15, August 15 and November 15, according to the schedule below. The Company shall submit finalized accounts to the Subscribing Reinsurer on February 15, of the subsequent year, summarizing the actual subject earned premium for the previous Agreement Year. The difference between the deposit premium and the actual subject earned premium will be settled to/from the Company within 15 days of February 15. However, in no event shall the annual adjusted premium be less than the Annual Minimum Premium for each layer, set forth below:

SEP LOB	Annual Deposit	Annual Minimum	Quarterly Deposit
Umbrella	$334,993	$267,995	$83,748
WC	$841,066	$672,853	$210,267
CMPL	$44,152	$35,321	$11,038

Total	$1,220,211	$976,169	$305,053
C.	Payment by the Subscribing Reinsurer of its portion of Loss and Loss Adjustment Expenses paid by the Company shall be made by the Subscribing Reinsurer to the Company immediately upon reasonable evidence of the amount due or to be due being furnished by the Company.
ARTICLE XIV — LOSS ADJUSTMENT AND SETTLEMENT
The Company shall give notice, as soon as practicable, to the Subscribing Reinsurer of any claim that it has reason to believe could involve this Agreement. The Company shall keep the Subscribing Reinsurer informed of significant developments likely to affect the cost of any claim or claims hereunder.
The Company may commence, continue, defend, settle, or withdraw from actions, suits, or prosecutions and, generally, do all such things relating to any claim or loss in which the Subscribing Reinsurer is interested as, in the Company’s judgment, may be beneficial or expedient to the Company and the Subscribing Reinsurer. The Company shall be the sole judge as to what claims are covered under its Policies. All of the Company’s Ultimate Net Loss (and loss occurrences), as well as all loss settlements made and judgments paid by the Company, provided they are within the terms of this Agreement either under the strict conditions of the Company’s Policies or by way of compromise, shall be unconditionally binding upon the Subscribing Reinsurer, who agrees to pay all amounts for which they are liable immediately upon reasonable evidence of the amount due being furnished to the Subscribing Reinsurer by the Company. The true intent of this Agreement is that the Subscribing Reinsurer shall, in every case to which this Agreement applies, follow the settlements of the Company.
The Company shall advise the Subscribing Reinsurer of all claims which
1.	Are reserved by the Company for an amount in excess of 50% of its retention;

2.	Originate from fatal injuries;

3.	Originate from the following kinds of bodily injury:
a.	Brain injuries resulting in impairment of physical function;

b.	Spinal injuries resulting in a partial or total paralysis of upper or lower extremities;

c.	Amputation or permanent loss of use of upper or lower extremities;

d.	Severe burn injuries;

e.	Loss of sight in one or both eyes;

f.	All other injuries likely to result in a permanent disability rate of 50% or more.

Agreement No. RAM Re BSGCX — 2006	13.

ARTICLE XV — SALVAGE AND SUBROGATION
The Reinsurers shall be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Company and Reinsurers agree to the contrary, the Company shall enforce its right to salvage and/or subrogation and shall prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurers are hereby empowered and authorized to institute appropriate action in the name of the Company.
Amounts recovered from salvage and/or subrogation shall always be used to reimburse the excess Reinsurers (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company for its primary loss. If the amount recovered exceeds the recovery expense, the recovery expense shall be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense and the remaining expense, as well as any originally incurred loss expense, shall be added to the Ultimate Net Loss. If no amount is recovered from salvage and/or subrogation, the expense incurred in attempting such recovery shall be deemed loss expense and shall be added to the Ultimate Net Loss.
ARTICLE XVI — FEDERAL TERRORISM RECOVERY CLAUSE
Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002 (“TRIA”) as a result of loss occurrences commencing during the term of this Agreement shall apply as follows:
Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Agreement.
If one or more loss occurrences commencing during the term of this Agreement result(s) in reinsurance recoveries to the Company under this Agreement and reimbursement under TRIA, and such amounts, together with any other reinsurance recoveries to the Company for said loss occurrence(s), exceed the total amount of “Insured Losses” to the Company, any amount in excess thereof shall be held by the Company. The Company shall then reimburse the Subscribing Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Subscribing Reinsurer’s payment under this Agreement bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said loss occurrence(s). Provided, however, that in no event shall such reimbursement exceed the amount paid by the Subscribing Reinsurer to the Company under this Agreement.
For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one loss occurrence and neither the Secretary of the Treasury nor his delegatee specifies the amount of loss allocable to each respective loss occurrence, the reimbursement shall be pro-rated in the proportion that the Company’s Insured Losses in each loss occurrence bears to the Company’s total Insured Losses resulting from all loss occurrences to which the reimbursement applies.
For purposes of this Article: (a) “TRIA” shall mean the Terrorism Risk Insurance Act of 2002 and any subsequent amendments thereto; and (b) “Insured Loss(es)” shall have the same meaning as set forth in Section 102(5) of TRIA.

Agreement No. RAM Re BSGCX — 2006	14.

ARTICLE XVII — ACCESS TO RECORDS
Except as otherwise provided in this Article, the Subscribing Reinsurer, or its duly authorized representative, may upon reasonable prior written notice to the Company, at Subscribing Reinsurer’s own expense, examine at the offices of the Company, during normal office hours, the Company’s Policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Company’s possession or reasonable control, relating to business ceded under this Agreement. The Subscribing Reinsurer’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and upon notice of available files from the Company, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or expiration of this Agreement and shall continue as long as either Party has any rights or obligations under this Agreement.
The Company reserves the right to deny the Subscribing Reinsurer access to records or files concerning any particular claim(s) if the Subscribing Reinsurer has not disputed liability for payment of such claim(s), and payment of such claim(s) is more than ninety (90) days overdue according to the Company’s records. The Company shall, however, prior to an arbitration demand that may be instituted by either party, continue to respond to reasonable specific requests for information and questions raised by the Subscribing Reinsurer concerning such claims; and nothing in this Article shall restrict the right or ability of the Subscribing Reinsurer to seek discovery of relevant information in an arbitration proceeding pursuant to the Arbitration Article of this Agreement.
As a condition precedent to access to records under this Article, the Subscribing Reinsurer, its personnel and any authorized third party representative of the Subscribing Reinsurer shall agree to the provisions of the Confidentiality Article of this Agreement.
The Company reserves the right to withhold any documents from Subscribing Reinsurer (a) concerning Trade Secrets of the Company, (b) subject to the terms of a third party non-disclosure agreement with the Company requiring third party consent to disclosure, (c) subject to the Work Product Privilege or Attorney-Client Privilege or (d) concerning individual private information that as a matter of law cannot be disclosed by the Company (hereinafter referred to in the Agreement as “Privileged Documents”). The Company shall reasonably try to exempt the Reinsurers from any third party non-disclosure agreement or obtain consent from the third party to disclose to the Subscribing Reinsurer.
Notwithstanding the foregoing, the Company shall permit and not object to the Subscribing Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants, and all parties to such adjudications; provided that the Company, may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, which might jeopardize the Company’s defense by release of such Privileged Documents. In the event that the Company shall seek to defer release of such Privileged Documents, it will in consultation with the Subscribing Reinsurer take other steps as reasonably necessary to provide the Subscribing Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges. The Subscribing Reinsurer, however, shall not have access to Privileged Documents relating to any dispute between the Company and the Subscribing Reinsurer.
For purposes of this Article, “Trade Secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996. “Attorney-Client Privilege” shall mean communications of a confidential nature between a) the Company, or anyone retained or in the control of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and b) any in-house or outside legal counsel which relate to legal advice being sought by the Company and/or which contains legal advice being provided to the Company. “Work Product Privilege” shall mean communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for

Agreement No. RAM Re BSGCX — 2006	15.

the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
ARTICLE XVIII — DIVIDENDS AND TAXES
In consideration of the terms of this Agreement, the Company shall not claim any deduction in respect of any amount paid as dividends or as reinsurance premium when making tax returns, other than income or profits tax returns to any State or to the District of Columbia.
ARTICLE XIX — FEDERAL EXCISE TAX
This Article is applicable to any Subscribing Reinsurer who is domiciled outside of the United States of America, except for any Subscribing Reinsurer exempt from Federal Excise Tax. A Subscribing Reinsurer that claims exempt status from Federal Excise Tax shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the demands of the U.S. Internal Revenue Agency and/or other applicable U.S. government authority.
Each Subscribing Reinsurer shall allow the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax.
In the event of any return of premium, the Subscribing Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
ARTICLE XX — GOVERNING LAW
The validity and interpretation of this Agreement shall be governed by and construed in accordance with the law of the State of New Hampshire.
ARTICLE XXI — CURRENCY
Whenever a reference to a monetary currency appears in this Agreement, it shall be construed to mean United States Dollars (“USD”). However, in those cases where the Policies are issued by the Company using Canadian Dollars (“CAD”), it shall mean Canadian Dollars. All payments made by either party shall be made in United States Dollars except that payments made involving Policies issued using Canadian Dollars shall be made in Canadian Dollars.
ARTICLE XXII — OFFSET
Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance(s) due the other (or, if more than one, any other). Such offset may include balances due under this Agreement, and any other agreements between the parties, whether such balances arises from premium, losses, or otherwise, and regardless of the capacity of any party, whether as assuming and/or ceding insurer, under the various reinsurance agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the applicable law, statute, or regulation governing such offset.

Agreement No. RAM Re BSGCX — 2006	16.

ARTICLE XXIII — ERRORS AND OMISSIONS
Any inadvertent delay, omission, or error in complying with the terms and conditions of this Agreement shall not be held to relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission, or error is rectified upon discovery.
ARTICLE XXIV — INSOLVENCY
(If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Agreement, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws shall prevail.)
In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Subscribing Reinsurer shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except to the extent Section 4118(a) of the New York Insurance Law applies, or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Subscribing Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Subscribing Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.
It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Subscribing Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Subscribing Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Subscribing Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Subscribing Reinsurer.
Where two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.
With respect to California Workers Compensation loss(es), it is agreed that in the event of any delinquency proceeding, receivership, or insolvency of the Company and/or the failure of the Subscribing Reinsurer, for any reason, to make payments under this Agreement, the Insurance Commissioner of California may, upon 30-days notice, draw upon any sums from the deposit made by the Subscribing Reinsurer in accordance with the provisions of sections 11691 — 11703 of the California Insurance Code.
ARTICLE XXV — MEDIATION

Agreement No. RAM Re BSGCX — 2006	17.

A.	In the event of any dispute or difference of opinion arising out of or relating to this Agreement, including but not limited to the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after the expiration of this Agreement, the Company and the Subscribing Reinsurer may mutually agree in writing that, prior to proceeding with arbitration, they will submit such dispute or difference of opinion to non-binding mediation which will be held at a location mutually agreed by the parties.
B.	Each party shall submit a list of not more than four (4) potential mediators to the other party within the fourteen (14) days of reaching such mutual agreement. The two parties shall then agree on the appointment on one (1) mediator from the combined lists within seven (7) days. The mediator shall be a neutral, impartial third party, without past employment or directorial relationships with the parties to the mediation. Such mediator shall make full disclosure of all past partisan relationships with either the Company or Subscribing Reinsurer to the parties within seven (7) days of his or her notification that he or she has been selected as a Mediator.
C.	If the Company and the Subscribing Reinsurer cannot agree on a mediator within twenty one (21) days from the date of a mutual agreement to mediate, then arbitration proceedings may commence in accordance with the Arbitration Article.
D.	The mediator will schedule an initial mediation session within thirty (30) days of his or her appointment and will be responsible for the formulation of an agenda to be distributed to the parties involved in the mediation not less than five (5) days before the mediation commences.
E.	The mediator will not have the power of enforcement of any agreement between the parties nor will the mediator have any right to assess any damages, including punitive damages, to either party participating in the mediation.
F.	If, in the opinion of the mediator, the parties cannot resolve the dispute or difference of opinion, Arbitration proceedings may commence in accordance with the Arbitration Article. In any event, the mediation shall conclude within sixty (60) days of its referral to the mediator. Should the mediation not be resolved in sixty (60) days, then arbitration proceedings may commence in accordance with the Arbitration Article.
G.	Each party shall bear the expense of its own representatives and shall jointly and equally bear with the other party the expenses of the mediator and the place of mediation.
ARTICLE XXVI — ARBITRATION
A.	Disputes to be Arbitrated. With the exception of any dispute resolution procedures regarding commutation that are otherwise contained in this Agreement and any mutual agreement to initially mediate any dispute pursuant to the Mediation Article, any and all disputes between the Company and any Subscribing Reinsurer or Reinsurers (“Party” individually or “Parties” collectively) arising out of, relating to, or concerning this Agreement, whether sounding in contract or tort and whether arising during or after this Agreement’s formation, or after its termination, including disputes as to whether the Agreement was validly formed or is voidable, shall be submitted to the decision of an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a Party meets the requirements of Paragraph C of this Article and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only.
B.	Procedures. Except as provided herein, any arbitration shall be based upon the Procedures for the resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:

Agreement No. RAM Re BSGCX — 2006	18.

1.	Qualifications of the arbitrators and umpires shall be in accordance with Alternative section 6.2 of the Procedures.

2.	The Parties hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in the event that section 6.7(a) of the Procedures is invoked.

3.	Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (1) in the control of any Party or its parent, affiliate, or agent, (2) a former director or officer of any Party or its parent, affiliate, or agent, or (3) a likely witness in the arbitration. The requirement of impartiality means that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the Parties. The requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the dispute or disputes.

4.	The first sentence of Section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”

5.	Once the Panel has been constituted, no Party (or anyone acting for a Party) shall have any communications concerning the arbitration or any of the issues before the Panel with any member of the Panel that is not also disclosed to all other Parties and all members of the Panel. Each Panel member shall have a continuing duty to disclose promptly to all Parties and all Panel members any violation of this prohibition and the specifics of any improper communications that occurred. This prohibition shall remain in place until all challenges to any arbitration awards and decisions have been either waived or finally concluded.

6.	Section 11.1 of the Procedures shall be replaced by the following provision: “The Parties may propound discovery seeking disclosure of such information and/or documents relevant to the dispute or necessary for the proper resolution of the dispute.”

7.	Position statements may be amended at any reasonable time, but not later than the close of discovery without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.

8.	The Panel shall hold an evidentiary hearing, if one is necessary, within one year of the arbitration demand, unless the Parties otherwise agree. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.

9.	To the extent permitted by the law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.

10.	The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing Party, as determined by the Panel.

11.	Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Agreement, and the custom and practice of the property and casualty insurance and reinsurance business. The Panel shall not be obligated to follow the strict rules of law and evidence.”

Agreement No. RAM Re BSGCX — 2006	19.

C.	Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by sections B3, B4, and B9 through B11 of this Article, shall apply in the event that, in a consolidated proceeding or otherwise, the Party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000), or the currency equivalent thereof. Sections 16.1, 16.2, 16.3 and the second sentence of section 16.4 of the Alternative Streamlined Procedures shall not apply. The Parties agree to comply with section 6.7 of the Procedures to appoint a single umpire, and hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in section 6.7(a).
D.	Hearing Location. The hearing shall be held in Boston, Massachusetts, unless the Parties mutually agree to a different location.
E.	Confirmation. Either Party may apply to a court of competent jurisdiction for an order confirming any award of the Panel; a judgment of that court shall thereupon be entered on any award. If such an order is issued, the Party against whom confirmation is sought shall pay the attorneys’ fees incurred of the Party who applied for the confirmation order and all court costs of any such proceeding.
F.	Equitable Relief from a Court of Law, Nothing herein shall be construed to prevent any participating Party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the Parties participating in the arbitration pending the decision and award by the Panel.
G.	Consolidated Proceedings.
1.	Same agreement, single Subscribing Reinsurer. Both the Company and any single Subscribing Reinsurer on this Agreement have the right to combine any and all disputes between them that concern this Agreement (including any renewal of this Agreement or any agreement for which this Agreement is a renewal) into a single arbitration proceeding before a single Panel, except that the standard for determining whether a Party may add a new issue, claim, or dispute to an arbitration proceeding shall be the standard for amending a Position statement, as set forth in Paragraph B7 of this Article.

2.	Multiple agreements, single Subscribing Reinsurer. The Company has the right to combine any and all disputes between the Company and a single Subscribing Reinsurer into a single arbitration proceeding before a single Panel where such disputes involve this Agreement and any additional agreements between the two Parties, except that the standard for determining whether a Party may add a new issue, claim, or dispute to an arbitration proceeding shall be the standard for amending a Position statement, as set forth in Paragraph B7 of this Article.

3.	Same agreement, multiple Reinsurers. At the Company’s option, if more than one Subscribing Reinsurer is involved in arbitration relating to this Agreement, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one Party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one Party; provided, however, that the Reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by separate counsel. This provision shall not change the liability of each of the Reinsurers under the terms of this Agreement from several to joint.
H.	Choice of Law. The law set forth in the Governing Law Article shall apply to this Arbitration Article. In addition, to the extent the Panel (or the umpire in an Alternative Streamlined Procedure) looks to applicable law, such Panel or umpire shall apply the law as set forth in the Governing Law Article of this Agreement.

Agreement No. RAM Re BSGCX — 2006	20.

I.	Survival of Article. This Article shall survive the termination or expiration of this Agreement.
ARTICLE XXVII — SPECIAL CONDITIONS
The Company may terminate this Agreement at any time by the giving of 30 days prior notice in writing to the Subscribing Reinsurer upon the happening of any one of the following circumstances:
A.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business; or
B.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or
C.	The Subscribing Reinsurer’s policyholders’ surplus has been reduced by 25% of the amount of surplus at the inception of this Agreement; or
D.	The Subscribing Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Agreement; or
E.	The Subscribing Reinsurer’s A.M. Best Rating has been assigned or downgraded below A- or Standard and Poor’s Counterparty Credit and Financial Strength rating has been assigned or downgraded below A-.
The coverage afforded by this Agreement shall cease as of the date of termination and the Subscribing Reinsurer shall return the unearned premium, if any. If coverage hereunder terminates while a claim covered by this Agreement is in progress, the Subscribing Reinsurer shall be liable subject to all other conditions hereof for its proportion of the entire claim, provided that the event giving rise to the claim started before such termination.
If the Company elects to terminate this Agreement, the Company shall have the option to commute the Subscribing Reinsurer’s liability for loss(es), whether reported or unreported, comprising the sum total of the present value of the ceded (1) case reserves and allocated loss adjustment expense, (2) projected ultimate losses, (3) any unearned premium reserve, and (4) undiscounted outstanding paid claims (hereinafter the “Commutation Losses”), on Policies covered by this Agreement as of the effective date of termination.
A.	The Company shall submit a statement of valuation showing the elements considered reasonable to establish the Commutation Losses, and the Subscribing Reinsurer shall pay the amount requested. In the event the Company and the Subscribing Reinsurer cannot agree on the statement of valuation of the Subscribing Reinsurer’s liability under such Policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within 15 days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within 30 days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. The actuaries shall then investigate and capitalize such Commutation Loss (es) within 30 days. As used herein, “capitalize” shall mean to determine the present value of Commutation Losses, without regard to the Subscribing Reinsurer’s ability to pay such losses. The panel shall meet in Boston Massachusetts, unless the Company and Subscribing Reinsurer agree otherwise.

Agreement No. RAM Re BSGCX — 2006	21.

B.	All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.
C.	The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the capitalized value of the Commutation Loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the capitalized value of the Commutation Loss(es) and does not move forward with commutation, the expense of the actuaries [including reasonable expense of the actuary appointed by the Subscribing Reinsurer] will be paid by the Company. If the Agreement is commuted, payment by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete and final release of the Subscribing Reinsurer in respect to its liability under this Agreement.
Termination under the terms of this Article can be made after the date of expiration of this Agreement.
ARTICLE XXVIII — THIRD PARTIES
This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms of this Agreement.
ARTICLE XXIX — UNAUTHORIZED REINSURANCE
(Applies only to a Subscribing Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.)
As regards Policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the proportion of such reserves which is applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Subscribing Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Subscribing Reinsurer, plus reserves for losses incurred but not reported as determined by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “Subscribing Reinsurer Obligations”) by Letters of Credit unless the method of funding is determined by applicable law, statute, or regulation.
The Subscribing Reinsurer agrees to apply for and secure timely delivery to the Company of clean, irrevocable, and unconditional Letters of Credit issued by a bank that is a qualified U.S. financial institution and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Subscribing Reinsurer’s proportion of said reserves. At the Company’s request, Subscribing Reinsurer will agree to provide separate Letters of Credit for any distinct legal entities within the Company covered under this Agreement. Such Letters of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 60 days prior to any expiration date the issuing bank shall notify the Company by certified mail that the issuing bank elects not to consider the Letters of Credit extended for any additional period.

Agreement No. RAM Re BSGCX — 2006	22.

The Subscribing Reinsurer and Company agree that the Letters of Credit provided by the Subscribing Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company, without diminution because of the insolvency of the Company or the Subscribing Reinsurer for one or more of the following purposes:
A.	To reimburse the Company for the Subscribing Reinsurer’s share of premiums returned to the owners of Policies reinsured under this Agreement because of cancellations of the Policies;
B.	To reimburse the Company for the Subscribing Reinsurer’s share of surrenders and benefits or losses paid by the Company under provisions of the Policies reinsured under this Agreement;
C.	To fund an account with the Company in an amount, at least, equal to the deduction for reinsurance ceded from the Company liabilities for Policies ceded under this Agreement. The account shall include, but not be limited to, amounts for Policy reserves, claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premium reserves; and
D.	To pay any other amounts the Company claims are due under this Agreement.
The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.
At annual intervals or more frequently as agreed, but never more frequently than quarterly, the Company shall prepare a specific statement of the Subscribing Reinsurer’s Obligations, for the sole purpose of amending the Letters of Credit, in the following manner:
A.	If the statement shows that the Subscribing Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Subscribing Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letters of Credit increasing the amount of credit by the amount of such difference.
B.	If, however, the statement shows that the Subscribing Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Subscribing Reinsurer, release such excess credit by agreeing to secure an amendment to the Letters of Credit reducing the amount of credit available by the amount of such excess credit.
ARTICLE XXX — SERVICE OF SUIT
(This article applies to unauthorized Reinsurers and to Reinsurers who are domiciled outside the United States of America.)
This Service of Suit Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Agreement.

Agreement No. RAM Re BSGCX — 2006	23.

In the event of the failure of the Subscribing Reinsurer to pay any amount claimed to be due hereunder, the Subscribing Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Subscribing Reinsurer’s right to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Subscribing Reinsurer, once the appropriate Court is selected, whether such court is the one originally chosen by the Company and accepted by the Subscribing Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of them upon this Agreement, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.
Service of process in such suit may be made upon Mendes & Mount, LLP, 750 Seventh Avenue, New York, NY 10019-6829.
The above-named are authorized and directed to accept service of process on behalf of the Subscribing Reinsurer in any such suit. Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Subscribing Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or their successor(s) in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE XXXI — CONFIDENTIALITY CLAUSE
Confidential Information. The submission materials, and any Policy, financial, underwriting, accounting, and claims information, data statements, representations, and other materials provided by the Company and received by the Subscribing Reinsurer in the course of an audit, inspection, or otherwise, represent confidential or proprietary information (“Confidential Information”). This Confidential Information is intended for the sole use of the Subscribing Reinsurer (and its retrocessionaires, respective auditors and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing its responsibilities under or related to this Agreement. Subscribing Reinsurer acknowledges and agrees that with respect to any review of Confidential Information by Subscribing Reinsurer, and/or discussion of Confidential Information, Company does not waive and does not intend to waive any available privilege or protection. The review of Confidential information by Subscribing Reinsurer and/or discussion of Confidential Information with Company shall not destroy, waive, or otherwise impair the proprietary and/or protected status of any Confidential Information or any information revealed in such discussion with Company personnel, whether reviewed by and/or discussed with Subscribing Reinsurer intentionally or inadvertently, nor does the review of the Confidential Information and/or discussion of Confidential Information with Company constitute an estoppels or waiver of Company’s rights to assert the attorney-client or work-product privileges, or any other applicable privilege or protection, over certain documents contained in the Company files and/or certain information.
The Company and Subscribing Reinsurer agree that no confidentiality obligations will apply to Confidential Information to the extent such Confidential Information: (1) is or becomes available to the public, other than as a result of impermissible disclosure by the Subscribing Reinsurer, (2) was or became available lawfully to Subscribing Reinsurer from a source, other than Company or its personnel, that is not subject to a confidentiality obligation, (3) was developed independently by Subscribing Reinsurer prior to disclosure by Company or its personnel, as demonstrated by Subscribing Reinsurer’s records, or (4) is required to be disclosed by law, regulation, court, or regulatory agency action.

Agreement No. RAM Re BSGCX — 2006	24.

Subscribing Reinsurer agrees to preserve all confidentiality and privilege pertaining to all Confidential Information provided by Company and all knowledge and information gained through its review of Confidential Information or discussions with Company personnel. Subscribing Reinsurer further agrees not to disclose any such Confidential Information to any other person or entity except as such disclosure may be necessary to its retrocessionaires, accountants, attorneys, or as otherwise required by law. Subscribing Reinsurer agrees that no Confidential Information is to be copied and/or removed from Company’s premises without the express permission of Company.
Non-Public Personally Identifiable Information. Additionally, any disclosure of non-public personally identifiable information shall comply with all state and federal statutes and regulations governing the disclosure of non-public personally identifiable information. “Non-public personally identifiable information” is financial or medical information of or concerning a private person which either has been obtained from sources which are not available to the general public or obtained from the person who is the subject and which information is included in data files exchanged by the parties hereto. For the purposes hereof, the terms shall include data elements such as names and addresses of individuals. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.
Third-Party Demand. Should Subscribing Reinsurer receive a third-party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information (including Non-public personally identifiable information) that has been provided by the Company, the Subscribing Reinsurer shall make commercially reasonable efforts to notify the Company promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Company a reasonable opportunity to object to the disclosure. If the Company timely objects to the release of the Confidential Information, the Subscribing Reinsurer will comply with the reasonable requests of the Company in connection with the Company’s efforts to resist release of the Confidential Information. The Company shall bear the cost of resisting the release of the Confidential Information.
Survival. The parties agree that the obligations contained in this Article shall survive the expiration or termination of this Agreement.
ARTICLE XXXII — AMENDMENTS
This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.
ARTICLE XXXIII — SEVERABILITY
If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.
ARTICLE XXXIV — INTEREST PENALTY
The interest amounts provided for in this Article shall apply to the Subscribing Reinsurer or to the Company in the following circumstances:

Agreement No. RAM Re BSGCX — 2006	25.

A.	If a loss payment owed by the Subscribing Reinsurer to the Company is not received within 45 calendar days following the date of presentation to the Subscribing Reinsurer of information necessary to approve payment of the claim, and/or

B.	If any premium payment owed by the Company to the Subscribing Reinsurer is not received within 45 calendar days following the date on which payment is due, and/or

C.	If any premium adjustment, agreed by either party to the other, is not received within 150 calendar days following the expiry or anniversary of this Agreement, and/or

D.	If any return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs A, B, and C above, are not received in accordance with the date specified in this Agreement or if no date is specified, within 90 calendar days following the date the debtor party received the billing.
Failure by the Subscribing Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided shall, as of that date, be subject to an interest payment computed by multiplying the amount due by a variable rate consisting of the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of the calendar month in which the amount became past due, plus 2%. The variable rate shall be adjusted monthly thereafter to equal the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of each successive month during which the amount due remains unpaid, plus 2%. The product shall then be multiplied by 1/365 for each day after the due date that the amount due and the interest amount remain unpaid. Any interest that occurs pursuant to this Article shall be calculated by the party to which it is owed.
The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding with respect to the amounts in dispute, there shall be no interest penalty due. If the creditor party wholly or partially prevails on any of the amounts in dispute, the interest penalty shall be awarded as outlined above. Such interest penalty shall be calculated from the date the monies were due and owing to the date of resolution of the arbitration or proceeding, and shall be payable as of the date of resolution of the arbitration or proceeding.
If a Subscribing Reinsurer advances the entire or partial payment of any claim it is contesting, and wholly or partially prevails in the contest, the Company shall promptly return the applicable amount of such payment. The arbitrator(s) hearing such dispute shall determine if interest shall be added to the amount returned by the Company.
Any interest owing pursuant to this Article may be waived by the party to which it is owed. Further, any interest calculated pursuant to this Article that is $100 or less shall be waived. Any waiver of any interest pursuant to this paragraph, however, shall not affect the waiving party’s right to claim and/or pursue interest for any other failure by the other party to make payment when due under this Article.
ARTICLE XXXV — ASSIGNMENT
This Agreement shall be binding upon and inure to the benefit of the Company and the Subscribing Reinsurer and their respective successors and assigns provided, however, that this Agreement may not be assigned by either the Company or the Subscribing Reinsurer without the prior written consent of the other. In the event of any assignment, the assignor shall remain liable.

Agreement No. RAM Re BSGCX — 2006	26.

ARTICLE XXXVI — ENTIRE AGREEMENT
This Agreement shall constitute the entire agreement between the Company and the Subscribing Reinsurer with respect to the subject matter of this Agreement and shall supersede all prior understandings, negotiations and discussions, whether oral or written, by or between the Company and the Subscribing Reinsurer related to the subject matter hereof. There are no general or specific warranties, representations or other agreements by or among the Company and the Subscribing Reinsurer in connection with entering into this Agreement except as specifically set forth in this Agreement. Notwithstanding the foregoing, this Agreement may be amended or modified only by a writing signed by both the Company and the Subscribing Reinsurer.

Agreement No. RAM Re BSGCX — 2006	27.

EXHIBIT A
FIRST EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT NO. RAM Re BSGCX — 2006

EXHIBIT A — FIRST EXCESS OF LOSS

SECTION	SUBJECT	PAGE
1	LIMIT AND RETENTION	A-1
2	REINSTATEMENT	A-1
3	DEFINITION	A-1
4	REINSURANCE PREMIUM	A-1

EXHIBIT A — FIRST EXCESS OF LOSS (ACCOUNTING CODE RAM Re BSGCX — 2006)
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
All States other than Multi-State Business
A.	The Company shall retain the first $2,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Subscribing Reinsurer shall then be liable for the amount by which the Company’s Ultimate Net Loss exceeds the Company’s retention of $2,000,000 but the liability of the Subscribing Reinsurer shall never exceed $3,000,000 any one loss occurrence.
B.	Notwithstanding the foregoing, Subscribing Reinsurer’s liability arising out of an Act of Terrorism shall be limited to only $3,000,000 for all coverages combined, for any one Agreement Year.
SECTION 2 — REINSTATEMENT
It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences without payment of additional premium.
SECTION 3 — DEFINITION
A.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act deemed or declared by the Federal Office of Homeland Security to be terrorism or a terrorist act shall also be considered an “Act of Terrorism” for purposes of this Agreement.
B.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31 and shall include any run-off period.
SECTION 4 — REINSURANCE PREMIUM

Rate applied to
Cover	Subject Earned Premium
Umbrella (Commercial)	19.79%
Worker’s Compensation	2.23%
CMPL	0.45%
Exhibit A-1

EXHIBIT B
SECOND EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT NO. RAM Re BSGCX — 2006

EXHIBIT B — SECOND EXCESS OF LOSS

SECTION	SUBJECT	PAGE

1	LIMIT AND RETENTION	B-1

2	REINSTATEMENT	B-1

3	DEFINITION	B-1

4	REINSURANCE PREMIUM	B-2

EXHIBIT B — SECOND EXCESS OF LOSS (ACCOUNTING CODE RAM Re BSGCX — 2006)
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
All States other than Multi-State Business
A.	The Company shall retain the first $5,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Subscribing Reinsurer shall then be liable for the amount by which the Company’s Ultimate Net Loss exceeds the retention of $5,000,000 but the liability of the Subscribing Reinsurer shall never exceed $5,000,000 any one Loss Occurrence and shall be further limited in each Agreement Year during the term of this Agreement to an aggregate liability of the Legal Entities used by the Liberty Mutual Agency Markets Group of Profit Centers as defined in Appendix A arising out of Workers’ Compensation losses only of $30,000,000. The recovery shall be allocated to the Company based on its contribution to the aggregate liability arising out of Workers’ Compensation losses.
B.	Notwithstanding the foregoing, Subscribing Reinsurer’s liability arising out of an Act of Terrorism shall be limited to only $5,000,000 in the aggregate for all coverages combined for any one Agreement Year.
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences.
B.	For each Agreement year during the term of this Agreement the first four reinstatements shall be provided without payment of additional premium and the fifth and sixth reinstatement shall be provided for an additional premium being pro rata only as to the fraction of the limit of liability of this Agreement (i.e., the fraction of 100% of $5,000,000) so reinstated and 100% as to the term.
SECTION 3 — DEFINITION
A.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act deemed or declared by the Federal Office of Homeland Security to be terrorism or a terrorist act shall also be considered an “Act of Terrorism” for purposes of this Agreement.
B.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31 and shall include any run-off period.
Exhibit B-1

SECTION 4 — REINSURANCE PREMIUM

Rate applied to
Cover	Subject Earned Premium
Umbrella (Commercial)	2.71%
Worker’s Compensation	0.31%
CMPL	0.06%
Exhibit B-2

EXHIBIT C
THIRD EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT NO. RAM Re BSGCX — 2006

EXHIBIT C — THIRD EXCESS OF LOSS

SECTION	SUBJECT	PAGE

1	LIMIT AND RETENTION	C-1

2	REINSTATEMENT	C-1

3	DEFINITION	C-1

4	REINSURANCE PREMIUM	C-2

EXHIBIT C — THIRD EXCESS OF LOSS (ACCOUNTING CODE RAM Re BSGCX — 2006)
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
All States other than Multi-State Business
A	The Company shall retain the first $10,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Subscribing Reinsurer shall then be liable for the amount by which the Company’s Ultimate Net Loss exceeds the retention of $10,000,000 but the liability of the Subscribing Reinsurer shall never exceed $15,000,000 any one Loss Occurrence and shall be further limited in each Agreement Year during the term of this Agreement to an aggregate liability of the Legal Entities used by the Liberty Mutual Agency Markets Group of Profit Centers as defined in Appendix A of $15,000,000. The recovery shall be allocated to the Company based on its contribution to the aggregate liability.

B.	Notwithstanding the foregoing, Subscribing Reinsurer’s liability arising out of an Act of Terrorism shall be limited to only $5,000,000 in the aggregate as respects all coverages combined for any one Agreement Year.
SECTION 2 — REINSTATEMENT
A.	Each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon.
B.	For each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the fraction of the limit of liability of this Agreement (i.e., the fraction of 100% of $15,000,000) so reinstated and 100% as to the term.
C.	Nevertheless, the Subscribing Reinsurer’s liability hereunder shall never exceed $15,000,000 in respect of any one Loss Occurrence and shall be further limited in all to $30,000,000 in each Agreement Year during the term of this Agreement.
SECTION 3 — DEFINITION
A.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act deemed or declared by the Federal Office of Homeland Security to be terrorism or a terrorist act shall also be considered an “Act of Terrorism” for purposes of this Agreement.
Exhibit C-1

B.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31 and shall include any run-off period.
SECTION 4 — REINSURANCE PREMIUM

Rate applied to
Cover	Subject Earned Premium
Umbrella (Commercial)	1.14%
Worker’s Compensation	0.13%
CMPL	0.03%
Exhibit C-2

Appendix A
Definition of Profit Centers:
For purposes of Article I or any Articles, wherever the word Profit Centers is used, the Profit Centers are defined to include the following Profit Centers of Liberty Mutual Agency Markets (LMAM).

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
America First Insurance:	America First Insurance Co.	AK, LA, OK, TX
	America First Lloyd’s Insurance Co.	AK, LA, OK, TX
	Peerless Insurance Co.	AK, LA, OK, TX

	Liberty County Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group*	(Multi-State Business **)
	Peerless Indemnity Insurance Co.	(Multi-State Business **)
	The Netherlands Insurance Co.	(Multi-State Business **)

Business Solutions Group:	Liberty Mutual Insurance Co. Liberty Mutual Fire Insurance Co. LM Insurance Corp. Liberty Insurance Corp. The First Liberty Insurance Corp. Liberty County Mutual Insurance Co.	All states other than multi-state business in the other Profit Centers

Colorado Casualty:	Colorado Casualty Insurance Co.	AZ, CO, NM, NV, WY, UT
	Golden Eagle Insurance Corp.	AZ, CO, NM, NV, WY, UT
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AZ, CO, NM, NV, WY, UT

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Golden Eagle Insurance:	Golden Eagle Insurance Corp.	CA
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	CA
	Peerless Insurance Co.	CA

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Hawkeye-Security Insurance:	Hawkeye-Security Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Consolidated Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Indiana Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Hawkeye-Security Continued:
	One Beacon Insurance Co. Cession to Peerless insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	The Midwestern Indemnity Co	IA, KS, MN, MO, NE, ND, SD, WI

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	{Multi-State Business**)

Indiana Insurance:	Indiana Insurance Co.	IL, IN, KY, MI, OH, TN
	Consolidated Insurance Co.	IL, IN, KY, MI, OH, TN
	Mid-American Fire and Casualty Co.	IL, IN, KY, MI, OH, TN
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	The Midwestern Indemnity Co.	IL, IN, KY, MI, OH, TN
	Globe American Casualty Co.	All States
	National Insurance Association	All States

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Liberty Northwest Insurance:	Liberty Northwest insurance Corp.	All States
	North Pacific insurance Company	All States
	Oregon Automobile Insurance Co.	All States

	Business Solutions Group*	(Multi-State Business**)

Montgomery Insurance:	Montgomery Mutual Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Colorado Casualty Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Excelsior Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	The Midwestern Indemnity Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Peerless Insurance	Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Excelsior Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Indiana Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	One Beacon Insurance Co. Cessions to Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Merchants and Business Men’s Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Summit:	Bridgefield Casualty Insurance Co. Bridgefield Employers Insurance Co.	All states, for WC and Employers Liability business, classified as LMAM and produced by this Profit Center only

	Business Solutions Group*	(Multi-State Business **)

*	Business Solutions Group consists of; Liberty Mutual Insurance Co., Liberty Mutual Fire Insurance Co., LM Insurance Corp., Liberty Insurance Corp., The First Liberty Insurance Corp., and Liberty County Mutual Insurance Co..

**	Agent responsible for the risk resides in the Profit Center but the risk is located in multiple states both in and outside states assigned to the Profit Center.

Appendix B

“Fortune’s Global 500” list	(Version 2004-July-26/ valid until further notice)

			Revenues
Company	Country	Rank	[USD mio]
3M	U.S.	281	18’232
A.P. Møller-Maersk Group	Denmark	201	23’888
ABB	Switzerland	207	23’079
Abbey National	Britain	494	11’041
Abbott Laboratories	U.S.	254	19’681
ABN AMRO Holding	Netherlands	101	37’682
Accenture	U.S.	460	11’818
Adecco	Switzerland	278	18’391
Aegon	Netherlands	131	32’175
AEON	Japan	140	31’161
Aetna	U.S.	289	17’976
AFLAC	U.S.	477	11’447
Agricultural Bank of China	China	412	13’303
Air France Group	France	375	14’510
Aisin Seiki	Japan	384	14’211
Akzo Nobel	Netherlands	365	14’771
Albertson’s	U.S.	111	35’436
Alcan	Canada	404	13’652
Alcatel	France	385	14’162
Alcoa	U.S.	229	21’728
Alliance Unichem	Britain	379	14’385
Allianz	Germany	11	114’950
Allstate	U.S.	132	32’149
Almanij	Belgium	252	19’746
Alstom	France	255	19’627
Altria Group	U.S.	40	60’704
Amerada Hess	U.S.	378	14’408
American Electric Power	U.S.	347	15’441
American Express	U.S.	183	25’866
American International Group	U.S.	20	81’303
AmerisourceBergen	U.S.	63	49’657
AMP	Australia	405	13’516
AMR	U.S.	296	17’440
Anglo American	Britain	275	18’637
Anheuser-Busch	U.S.	387	14’147
Anthem	U.S.	315	16’771
Arcelor	Luxembourg	148	29’339
Archer Daniels Midland	U.S.	145	30’708
Asahi Kasel	Japan	491	11’098
Asahi Mutual Life Insurance	Japan	470	11’551
Assicurazionl Generali	Italy	29	66’755

			Revenues
Company	Country	Rank	[USD mio]
AstraZeneca	Britain	269	18’849
AT&T	U.S.	116	34’529
AT&T Wireless Services	U.S.	317	16’695
AutoNation	U.S.	258	19’381
Aventis	France	248	20’162
Aviva	Britain	42	59’719
AXA	France	13	111’912
BAE Systems	Britain	399	13’711
Banca Intesa	Italy	291	17’789
Banco Bilbao Vizcaya Argentaria	Spain	264	19’145
Banco Bradesco	Brazil	353	15’180
Banco Do Brasil	Brazil	363	14’844
Bank of America Corp.	U.S.	71	48’065
Bank Of China	China	358	15’022
Bank of Nova Scotia	Canada	453	11’960
Bank One Corp.	U.S.	233	21’454
Barclays	Britain	142	30’843
BASF	Germany	100	37’757
Bayer	Germany	129	32’331
Bayerische Landesbank	Germany	343	15’549
BCE	Canada	388	14’119
BellSouth	U.S.	216	22’635
Berkshire Hathaway	U.S.	35	63’859
Berteismann	Germany	266	19’015
Best Buy	U.S.	192	24’901
Bharat Petroleum	India	450	12’054
BHP Billiton	Australia	341	15’608
BMW	Germany	74	46’997
BNP Paribas	France	48	57’272
Boeing	U.S.	62	50’485
Bombardier	Canada	310	16’996
Bouygues	France	194	24’697
BP	Britain	2	232’571
Bridgestone	Japan	250	19’877
Bristol-Myers Squibb	U.S.	239	20’894
British Airways	Britain	423	12’806
British American Tobacco	Britain	253	19’684
BT	Britain	136	31’669
Bunge	U.S.	223	22’345
Canadian Imperial Bank of Commerce	Canada	459	11’864
Canon	Japan	165	27’592
Cardinal Health	U.S.	50	56’830
Carrefour	France	22	79’774
Caterpillar	U.S.	209	22’763
Cathay Life	Taiwan	395	13’805
Cendant	U.S.	282	18’192
Central Japan Railway	Japan	442	12’253
Centrica	Britain	150	29’313
Cepsa	Spain	432	12’589
ChevronTexaco	U.S.	12	112’937
China Construction Bank	China	331	15’825

			Revenues
Company	Country	Rank	[USD mio]
China Life Insurance	China	241	20’782
China Mobile Communications	China	242	20’765
China National Petroleum	China	73	47’047
China Telecommunications	China	257	19’465
Christian Dior	France	390	14’109
Chubb	U.S.	479	11’394
Chubu Electric Power	Japan	277	18’601
Cigna	U.S.	272	18’808
Cisco Systems	U.S.	268	18’878
Citigroup	U.S.	18	94’713
CNP Assurances	France	143	30’806
Coca-Cola	U.S.	237	21’044
Coca-Cola Enterprises	U.S.	299	17’330
COFCO	China	415	13’290
Coles Mver	Australia	324	16’043
Comcast	U.S.	235	21’263
Commerzbank	Germany	300	17’316
Compass Group	Britain	286	18’072
Computer Sciences	U.S.	366	14’768
ConAgra Foods	U.S.	226	22’053
ConocoPhillips	U.S.	14	99’468
Continental	Germany	419	13’054
Corus Group	Britain	420	13’001
Cosmo Oil	Japan	427	12’692
Costco Wholesale	U.S.	88	42’546
Countrywide Financial	U.S.	401	13’660
Credit Agricole	France	78	45’928
Credit Suisse	Switzerland	45	58’957
CRH	Ireland	444	12’194
CVS	U.S.	175	26’588
Dai Nippon Printing	Japan	451	11’988
Dalei	Japan	294	17’518
Dai-ichi Mutual Life Insurance	Japan	79	45’066
DaimierChrysler	Germany	7	156’602
Daiwa House Industry	Japan	497	10’842
Danske Bank Group	Denmark	476	11’479
Deere	U.S.	344	15’535
Delhaize Group	Belgium	230	21’720
Dell	U.S.	93	41’444
Delphi	U.S.	160	28’096
Delta Air Lines	U.S.	413	13’303
Denso	Japan	213	22’685
Dentsu	Japan	345	15’485
Deutsche Bahn	Germany	133	31’947
Deutsche Bank	Germany	67	48’670
Deutsche Post	Germany	75	46’651
Deutsche Telekom	Germany	38	63’196
Dexia Group	Belgium	267	18’889
Diageo	Britain	472	11’538
Dominion Resources	U.S.	449	12’078
Dow Chemical	U.S.	125	32’632

			Revenues
Company	Country	Rank	[USD mio]
Duke Energy	U.S.	204	23’483
DuPont	U.S.	164	27’730
DZ Bank	Germany	156	28’663
E.ON	Germany	66	48’709
EADS	Netherlands	118	34’104
East Japan Railway	Japan	219	22’507
Eastman Kodak	U.S.	411	13’317
Edison International	U.S.	448	12’156
El Paso	U.S.	429	12’653
Electricite De France	France	61	50’838
Electrolux	Sweden	349	15’361
Electronic Data Systems	U.S.	232	21’596
Eli Lilly	U.S.	433	12’583
Emerson Electric	U.S.	392	13’999
Endesa	Spain	273	18’768
Enel	Italy	110	35’444
ENL	Italy	43	59’304
Eurohypo	Germany	473	11’536
Exelon	U.S.	333	15’812
Express Scripts	U.S.	414	13’295
Exxon Mobil	U.S.	3	222’883
Fannie Mae	U.S.	56	53’767
Federated Department Stores	U.S.	352	15’264
FedEx	U.S.	221	22’487
Fiat	Italy	57	53’500
FirstEnergy	U.S.	441	12’318
FleetBoston Financial	U.S.	376	14’442
Flextronics International	Singapore	374	14’530
Fonciere Euris	France	172	27’005
Ford Motor	U.S.	6	164’505
Fortis	Belgium/Netherlands	51	56’695
Fortum	Finland	422	12’893
France Telecom	France	58	52’198
Franz Haniel	Germany	180	26’074
Freddie Mac	U.S.	104	36’839
Fuji Heavy Industries	Japan	426	12’744
Fuji Photo Film	Japan	214	22’667
Fujitsu	Japan	90	42’201
Gap	U.S.	329	15’854
Gasunie	Netherlands	421	12’973
Gaz de France	France	271	18’841
Gazprom	Russia	167	27’527
General Dynamics	U.S.	318	16’617
General Electric	U.S.	9	134’187
General Motors	U.S.	5	195’324
George Weston	Canada	240	20’838
Georgia-Pacific	U.S.	246	20’255
GlaxoSmithKline	Britain	114	35’051
Goldman Sachs Group	U.S.	202	23 ’623
Goodyear Tire & Rubber	U.S.	356	15’119
Great Atlantic & Pacific Tea	U.S.	495	11’034

			Revenues
Company	Country	Rank	[USD mio]
Groupama	France	283	18’156
Groupe Auchan	France	127	32’488
Groupe Calsse D’Epargne	France	208	23’078
Groupe Danone	France	321	16’377
Groupe Pinault-Printemps	France	166	27’571
GUS	Britain	425	12’785
Halliburton	U.S.	322	16’271
Hanwha	South Korea	323	16’182
Hartford Financial Services	U.S.	274	18’733
HBOS	Britain	107	36’024
HCA	U.S.	228	21’808
Health Net	U.S.	492	11’063
Hewlett-Packard	U.S.	24	73’061
Hilton Group	Britain	369	14’599
Hindustan Petroleum	India	462	11’751
Hitachi	Japan	23	76’423
Hochtief	Germany	454	11’922
Home Depot	U.S.	34	64’816
Honda Motor	Japan	25	72’264
Honeywell International	U.S.	206	23’103
HSBC Holdings	Britain	47	57’608
Humana	U.S.	443	12’226
Hutchison Whampoa	China	407	13’474
HVB Group	Germany	161	28’083
Hyundai Motor	South Korea	98	39’101
Iberdrola	Spain	490	11’111
Idemitsu Kosan	Japan	292	17’670
Indian Oil	India	189	25’316
Industrial & Commercial Bank of China	China	243	20’757
ING Group	Netherlands	17	95’893
Ingram Micro	U.S.	218	22’613
Intel	U.S.	146	30’141
International Business Machines	U.S.	19	89’131
International Paper	U.S.	191	25’179
Isuzu Motors	Japan	428	12’663
Itochu	Japan	348	15’393
Ito-Yokado	Japan	149	29’333
J. Sainsbury	Britain	152	29’035
J.C. Penney	U.S.	123	32’923
J.P. Morgan Chase & Co.	U.S.	81	44’363
Japan Airlines System	Japan	306	17’102
Japan Post	Japan	297	17’431
Japan Tobacco	Japan	290	17’881
JFE Holdings	Japan	227	21’900
Johnson & Johnson	U.S.	92	41’862
Johnson Controls	U.S.	215	22’646
Kajima	Japan	380	14’358
Kansal Electric Power	Japan	220	22’488
KarstadtQuelle	Germany	302	17’283
KDDI	Japan	190	25’197
KFW Bankengruppe	Germany	383	14’240

			Revenues
Company	Country	Rank	[USD mio]
Kimberly-Clark	U.S.	381	14’348
Kingfisher	Britain	373	14’536
Kintetsu	Japan	474	11’490
Kmart Holding	U.S.	203	23’485
Kookmin Bank	South Korea	357	15’112
Korea Electric Power	South Korea	265	19’114
Kroger	U.S.	55	53’791
KT	South Korea	406	13’485
Kuraya Sanseido	Japan	480	11’367
Kyushu Electric Power	Japan	439	12’321
L.M. Ericsson	Sweden	370	14’577
La Poste	France	244	20’376
Lafarge	France	346	15’458
Lagardere Groupe	France	364	14’791
Landesbank Baden-Wfrttemberg	Germany	260	19’271
Lear	U.S.	336	15’747
Legal & General Group	Britain	338	15’730
Lehman Brothers Holdings	U.S.	301	17’287
LG Electronics	South Korea	147	29’874
Liberty Mutual Insurance Group	U.S.	311	16’914
Lloyds TSB Group	Britain	188	25’378
Lockheed Martin	U.S.	134	31’844
Loews	U.S.	334	15’810
L’Oréal	France	327	15’878
Lowe’s	U.S.	139	31’263
Lufthansa Group	Germany	287	18’060
Lukoll	Russia	259	19’345
Magna International	Canada	328	15’870
MAN Group	Germany	309	17’000
Manpower	U.S.	445	12’185
Manulife Financial	Canada	458	11’887
Marathon Oil	U.S.	102	37’137
Marks & Spencer	Britain	391	14’062
Marsh & McLennan	U.S.	467	11’588
Marubenl	Japan	196	24’560
Masco	U.S.	489	11’134
Mass, Mutual Life Insurance	U.S.	236	21’076
Matsushita Electric Industrial	Japan	31	66’218
May Department Stores	U.S.	409	13’343
Mazda Motor	Japan	184	25’817
MBNA	U.S.	465	11’684
McDonald’s	U.S.	305	17’141
MCI	U.S.	168	27’331
McKesson	U.S.	26	69’506
Medco Health Solutions	U.S.	117	34’265
Meiji Yasuda Life Insurance	Japan	82	44’064
Merck	U.S.	222	22’486
Merrill Lynch	U.S.	163	27’745
MetLife	U.S.	106	36’261
Metro	Germany	41	60’657
Michelln	France	288	18’048

			Revenues
Company	Country	Rank	[USD mio]
Microsoft	U.S.	130	32’187
Migros	Switzerland	362	14’880
Millea Holdings	Japan	195	24’574
Mitsubishi	Japan	389	14’116
Mitsubishi Chemical	Japan	308	17’045
Mitsubishi Electric	Japan	151	29’300
Mitsubishi Heavy Industries	Japan	238	21’012
Mitsubishi Motors	Japan	224	22’305
Mitsubishi Tokyo Financial Group	Japan	217	22’621
Mitsui	Japan	177	26’385
Mitsui Life Insurance	Japan	440	12’319
Mitsui Sumitomo Insurance	Japan	279	18’295
Mizuho Financial Group	Japan	159	28’335
Morgan Stanley	U.S.	115	34’933
Motorola	U.S.	171	27’058
Munich Re Group	Germany	44	59’083
National Australia Bank	Australia	332	15’820
National Grid Transco	Britain	351	15’301
Nationwide	U.S.	313	16’803
NEC	Japan	85	43’440
Nestle	Switzerland	33	65’415
New York Life Insurance	U.S.	185	25’700
News Corp.	Australia	295	17’494
Nippon Express	Japan	367	14’758
Nippon Life Insurance	Japan	36	63’841
Nippon Mining Holdings	Japan	342	15’551
Nippon Oil	Japan	157	28’561
Nippon Steel	Japan	182	25’903
Nippon Tëlegraph & Telephone	Japan	16	98’229
Nippon Yusen	Japan	436	12’379
Nissan Motor	Japan	32	65’771
Nokia	Finland	122	33’336
Nordea Bank	Sweden	416	13’194
Norsk Hydro	Norway	199	24’276
Northrop Grumman	U.S.	155	28’686
Northwestern Mutual	U.S.	307	17’080
Novartis	Switzerland	193	24’864
Obayashi	Japan	455	11’919
Office Depot	U.S.	437	12’359
Old Mutual	Britain	304	17’145
Onex	Canada	438	12’353
Otto Versand	Germany	400	13’708
PacifiCare Health Systems	U.S.	496	11’009
PDVSA	Venezuela	76	46’000
Pemex	Mexico	65	49’240
PepsiCo	U.S.	173	26’971
Petrabras	Brazil	144	30’797
Petronas	Malaysia	186	25’661
Peugeot	France	39	61’385
Pfizer	U.S.	77	45’950
PG&E Corp.	U.S.	488	11’221

			Revenues
Company	Country	Rank	[USD mio]
Plains All American Pipeline	U.S.	431	12’590
POSCO	South Korea	361	14’930
Power Corp. of Canada	Canada	487	11’239
Procter & Gamble	U.S.	86	43’377
Progressive	U.S.	457	11’892
Prudential	Britain	109	35’473
Prudential Financial	U.S.	162	27’907
PTT	Thailand	456	11’905
Public Service Enterprise Group	U.S.	481	11’340
Publix Super Markets	U.S.	312	16’848
Qwest Communications	U.S.	360	14’936
Rabobank	Netherlands	200	24’125
RAG	Germany	371	14’559
Raytheon	U.S.	284	18’109
Reliance Industries	India	482	11’328
Reliant Energy	U.S.	463	11’707
Renault	France	89	42’470
Repsol YPF	Spain	91	42’032
Ricoh	Japan	335	15’761
Rite Aid	U.S.	319	16’600
Robert Bosch	Germany	94	41’148
Roche Group	Switzerland	205	23’213
Royal & Sun Alliance	Britain	262	19’259
Royal Ahold	Netherlands	37	63’456
Royal Bank of Canada	Canada	303	17’204
Royal Bank of Scotland	Britain	84	43’758
Royal Dutch/Shell Group	Britain/Netherlands	4	201’728
Royal KPN	Netherlands	377	14’421
Royal Mail Holdings	Britain	368	14’623
Royal Philips Electronics	Netherlands	124	32’863
RWE	Germany	68	48’407
Safeway	U.S.	108	35’553
Saint-Gobain	France	120	33’489
Samsung	South Korea	493	11’051
Samsung Electronics	South Korea	54	54’400
Samsung Life Insurance	South Korea	263	19’159
San Paolo IMI	Italy	402	13’658
Santander Central Hispano Group	Spain	174	26’957
Sanyo Electric	Japan	225	22’204
Sara Lee	U.S.	280	18’291
SBC Communications	U.S.	96	40’843
Schlumberger	U.S.	382	14’279
Sears Roebuck	U.S.	95	41’124
Seiko Epson	Japan	435	12’512
Sekisul House	Japan	471	11’545
Shanghai Automotive	China	461	11’755
Shanghai Baosteel Group	China	372	14’548
Sharp	Japan	249	19’984
Shimizu	Japan	397	13’727
SHV Holdings	Netherlands	466	11’625
Siemens	Germany	21	80’501

			Revenues
Company	Country	Rank	[USD mio]
Sinochem	China	270	18’846
Sinopec	China	53	55’062
SK	South Korea	119	33’769
Skanska	Sweden	320	16’451
SNCF	France	187	25’491
Societe Generale	France	158	28’557
Sodexho Alliance	France	434	12’532
Solectron	U.S.	464	11’700
Sompo Japan Insurance	Japan	314	16’795
Sony	Japan	30	66’366
Southern	U.S.	486	11’251
Sprint	U.S.	178	26’202
Standard Life Assurance	Britain	231	21’712
Staples	U.S.	417	13’181
State Farm Insurance Cos.	U.S.	52	56’065
State Grid	China	46	58’348
Statoil	Norway	112	35’242
Stora Enso	Finland	396	13’776
Suez	France	80	44’843
Sumitomo	Japan	355	15’126
Sumitomo Electric Industries	Japan	403	13’655
Sumitomo Life Insurance	Japan	103	36’913
Sumitomo Mitsui Financial Group	Japan	138	31’451
Sun Life Financial	Canada	337	15’741
Sun Microsystems	U.S.	478	11’434
Sunoco	U.S.	326	15’930
Supervalu	U.S.	247	20’210
Suzuki Motor	Japan	256	19’468
Swiss Life Ins. & Pension	Switzerland	325	16’036
Swiss Reinsurance	Switzerland	169	27’087
Swisscom	Switzerland	498	10’841
Sysco	U.S.	179	26’140
Taisei	Japan	386	14’152
Taiyo Life Insurance	Japan	484	11’275
Target	U.S.	70	48’163
Tech Data	U.S.	298	17’406
Telecom Italia	Italy	113	35’222
Telefónica	Spain	137	31’542
Telstra	Australia	430	12’642
Tenet Healthcare	U.S.	316	16’746
Tesco	Britain	59	51’570
Thales Group	France	452	11’962
ThyssenKrupp	Germany	97	39’188
TIAA-CREF	U.S.	181	26’016
Time Warner	U.S.	83	43’877
TJX	U.S.	410	13’328
Tohoku Electric Power	Japan	394	13’835
Tokyo Electric Power	Japan	87	42’971
Tokyu	Japan	499	10’831
Toppan Printing	Japan	475	11’486
Toronto-Dominion Bank	Canada	500	10’827

			Revenues
Company	Country	Rank	[USD mio]
Toshiba	Japan	64	49’396
Total	France	10	118’441
Toyota Motor	Japan	8	153’111
Toys ‘R’ Us	U.S.	469	11’566
TPG	Netherlands	408	13’430
Travelers Property Casualty	U.S.	354	15’139
TUI	Germany	210	22’730
TXU	U.S.	483	11’325
Tyco International	U.S.	105	36’801
Tyson Foods	U.S.	197	24’549
U.S. Bancorp	U.S.	350	15’354
U.S. Postal Service	U.S.	27	68’529
UAL	U.S.	398	13’724
UBS	Switzerland	72	47’741
UFJ Holdings	Japan	211	22’723
UniCredito Italiano	Italy	285	18’092
Unilever	Britain/Netherlands	69	48’318
Union Pacific	U.S.	424	12’792
United Parcel Service	U.S.	121	33’485
United Technologies	U.S.	141	31’034
UnitedHealth Group	U.S.	154	28’823
UPM-Kymmene	Finland	485	11’259
Valero Energy	U.S.	99	37’969
Vattenfall	Sweden	393	13’858
Veolla Environnement	France	128	32’372
Verizon Communications	U.S.	28	67’752
Viacom	U.S.	176	26’585
Vinci	France	234	21’363
Visteon	U.S.	293	17’660
Vivendi Universal	France	153	28’840
Vodafone	Britain	49	56’845
Volkswagen	Germany	15	98’637
Volvo	Sweden	212	22’692
Wachovia Corp.	U.S.	198	24’474
Walgreen	U.S.	126	32’505
Wal-Mart Stores	U.S.	1	263’009
Walt Disney	U.S.	170	27’061
Washington Mutual	U.S.	276	18’629
Waste Management	U.S.	468	11’574
WellPoint Health Networks	U.S.	245	20’360
Wells Fargo	U.S.	135	31’800
Weyerhaeuser	U.S.	251	19’873
Whirlpool	U.S.	446	12’176
Williams	U.S.	261	19’268
Winn-Dixie Stores	U.S.	447	12’168
Wolseley	Britain	418	13’085
Woolworths	Australia	340	15’682
Wyeth	U.S.	330	15’851
Xerox	U.S.	339	15’701
Yukos	Russia	359	14’966
Zurich Financial Services	Switzerland	60	51’357

Appendix C

Pharmaceutical / medical risks	(Version 2005-Apr)

#	Company Name	Headquarter location
1	ABBOTT LABORATORIES	USA
2	AKZO NOBEL	Netherlands
3	ALLERGAN	USA
4	ALPHARMA	USA
5	ALTANAAG	Germany
6	AMGEN	USA
7	ASTELLAS	Japan
8	ASTRAZENECA	UK
9	BARR LABORATORIES	USA
10	BAXTER INTERNATIONAL	USA
11	BAYER	Germany
12	BEAUFOUR IPSEN	France
13	BIOGEN	USA
14	BIOMET	USA
15	BOEHRINGER INGELHIEM	Germany
16	BOSTON SCIENTIFIC CORPORATION	USA
17	BRISTOL-MYERS SQUIBB	USA
18	CHIRON	USA
19	CSL	Australia
20	DAIICHI PHARMACEUTICAL	Japan
21	DAINIPPON PHARMACEUTICAL	Japan
22	EDWARDS LIFESCIENCES	USA
23	EISAI	Japan
24	ELAN	Ireland
25	FOREST LABORATORIES	USA
26	GENENTECH	USA
27	GENERAL ELECTRIC Healthcare	USA
28	GENZYME	USA
29	GLAXOSMITHKLINE	UK
30	GUIDANT	USA
31	HOSPIRA	USA
32	IVAX	USA
33	JOHNSON & JOHNSON	USA
34	KlNG PHARMACEUTICALS	USA
35	KYOWA HAKKO KOGYO	Japan
36	LABORATOIRE SERVIER	France
37	LILLY (ELI)	USA
38	LUNDBECK	Denmark
39	MEDIMMUNE	USA
40	MEDTRONIC	USA
41	MERCK & CO	USA
42	MERCK KGAA	Germany
43	MINNESOTA MINING & MANUFACTURING	USA
44	MYLAN LABORATORIES	USA
45	NOVARTIS	Switzerland
46	NOVO NORDISK	Denmark
47	OTSUKA PHARMACEUTICAL	Japan
48	PFIZER	USA
49	PLIVA	Croatia
50	PROCTER & GAMBLE	USA

#	Company Name	Headquarter location
51	PORDUE FREDERICK / PRA Holding	USA
52	ROCHE	Switzerland
53	SANKYO	Japan
54	SANOFI-AVENTIS	France
55	SCHERING AG	Germany
56	SCHERING-PLOUGH	USA
57	SCHWARZ PHARMA	Germany
58	SERONO	Switzerland
59	SHIONOGI	Japan
60	SHIRE PHARMACEUTICALS	UK
61	SMITH & NEPHEW	UK
62	SOLVAY	Belgium
63	ST. JUDE MEDICAL	USA
64	STRYKER	USA
65	SUMITOMO PHARMACEUTICALS	Japan
66	SYNTHES-STRATEC	Switzerland
67	TAKEDA	Japan
68	TANABE	Japan
69	TAP Pharmaceutical Products	USA
70	TEVA PHARMACEUTICAL	Israel
71	TYCO Healthcare	USA
72	UCB	Belgium
73	WATSON PHARMACEUTICAL	USA
74	WYETH	USA
75	ZIMMER	USA

SUPPLEMENT TO THE ATTACHMENTS
DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS
A.	Wherever the term “Company” or “Reinsured” or “Reassured” or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.
B.	Wherever the term “Agreement” or “Agreement” or “Policy” or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Agreement or Policy or whatever other term is used to designate the attached reinsurance agreement.
C.	Wherever the term “Reinsurer” or “Reinsurers” or “Underwriters” or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.
INSOLVENCY FUNDS EXCLUSION CLAUSE
This Agreement excludes all liability of the Company arising by Agreement, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — U.S.A. N.M.A. 1590
1.	This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
2.	Without in any way restricting the operation of paragraph 1. of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II. in this paragraph 2. from the time specified in Clause III. in this paragraph 2. shall be deemed to include the following provision (specified as the Limited Exclusion Provision):
LIMITED EXCLUSION PROVISION*
I.	It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liabilities Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II. above, whether new, renewal or replacement, being policies which either
(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2. shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.
3.	Except for those classes of policies specified in Clause II. of paragraph 2. and without in any way restricting the operation of paragraph 1. of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Agreementual Liability, Elevator Liability, Owners or Agreementors (including railroad) Protective Liability, Manufacturers and Agreementors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include with respect to such coverages, from the time specified in Clause V. of this paragraph 3., the following provision (specified as the Broad Exclusion Provision):

BROAD EXCLUSION PROVISION*
N.M.A. 1590

It is agreed that the policy does not apply:
I.	Under any Liability Coverage to injury, sickness, disease, death or destruction, bodily injury or property damage
(a)	with respect to which an insured under the policy is also an insured under nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)	resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief, first aid, to expenses incurred with respect to bodily injury, sickness, disease or death, bodily injury resulting from the hazardous properties of nuclear material and arising out of the question of a nuclear facility by any person or organization.
III.	Under any Liability Coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage resulting from the hazardous properties of nuclear material, if
(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the injury, sickness, disease, death or destruction, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility, property damage to such nuclear facility and any property threat.
IV.	As used in this endorsement:
“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means
(a)	any nuclear reactor,
N.M.A. 1590

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; with respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property; “property damage” includes all forms of radioactive contamination of property.
V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3., whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3. shall not be applicable to
(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.
4.	Without in any way restricting the operations of paragraph 1. of this Clause, it is understood and agreed that paragraphs 2. and 3. above are not applicable to original liability policies of the Reassured in Canada, and that with respect to such policies, this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the independent Insurance Conference of Canada.
*NOTE:	The words printed in BOLD TYPE in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
N.M.A. 1590

NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — CANADA
N.M.A. 1979
1.	This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
2.	Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability Agreements of the Company, whether new, renewal or replacement, of the following classes, namely,
Personal Liability
Farmers’ Liability
Storekeepers’ Liability
which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:
Limited Exclusion Provision —
This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a Agreement of nuclear energy liability insurance (whether the Insured is unnamed in such Agreement and whether or not it is legally enforceable by the insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.
With respect to property, loss of use of such property shall be deemed to be property damage.
3.	Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability Agreements of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers’ Liability, Storekeepers’ Liability or Automobile Liability Agreements), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

Broad Exclusion Provision —

It is agreed that this Policy does not apply:
(a)	to liability imposed by or arising under the Nuclear Liability Act; nor

(b)	to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a Agreement of nuclear energy liability insurance (whether the Insured is unnamed in such Agreement and whether or not it is legally enforceable by the Insured) issued by the Nuclear Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

(c)	to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:
(i)	the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;
N.M.A. 1979

(ii)	the furnishing of an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

(iii)	the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.
     As used in this Policy:
(1)	The term “nuclear energy hazard” means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

(2)	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

(3)	The term “nuclear facility” means:
(a)	any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)	any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

(c)	any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material; and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.
(4)	The term “fissionable substance” means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

(5)	With respect to property, loss of use of such property shall be deemed to be property damage.
N.M.A. 1979

NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
2.	Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, — Physical Damage, — Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or Agreements of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.